INVESTMENT COMPANY SERVICE AGREEMENT
                            PIONEER HIGH INCOME TRUST

                                 April 25, 2002


         Pioneer High Income Trust, a Delaware business trust with its principal place of business at 60 State Street, Boston, Massachusetts 02109 ("Customer"), and Pioneer Investment Management Shareholder Services, Inc., a Massachusetts corporation, and a Member of the UniCredito Banking Group, Register of Banking Groups, with its principal place of business at 60 State Street, Boston, Massachusetts 02109 ("PIMSS"), hereby agree as follows:

         1. SERVICES TO BE PROVIDED BY PIMSS. During the term of this Agreement, PIMSS will provide to the common shares of beneficial interest of Customer(the "Account"), with the services described in EXHIBIT A that is attached hereto and incorporated herein by reference. It is understood that PIMSS may subcontract any of such services to one or more firms designated by PIMSS, provided that PIMSS (i) shall be solely responsible for all compensation payable to any such firm and (ii) shall be liable to Customer for the acts or omissions of any such firm to the same extent as PIMSS would be liable to Customer with respect to any such act or omission hereunder. Customer acknowledges that PIMSS intends to retain Mellon Investor Services LLC to act as its agent in providing the services set forth in Exhibit A hereto, provided that PIMSS shall be entitled, without Customer's prior consent to terminate Mellon Investor Services LLC and to appoint another subcontractor with respect to the services to be provided hereunder.

         2. EFFECTIVE DATE. This Agreement shall become effective on the date hereof (the "Effective Date") and shall continue in effect until it is terminated in accordance with Section 11 below.

         3. DELIVERY OF DOCUMENTATION, MATERIALS AND DATA. Customer shall, from time to time, while this Agreement is in effect deliver all such documentation, materials and data as may be necessary or desirable to enable PIMSS to perform its services hereunder.

         4. REPORTS AND MAINTENANCE OF RECORDS BY PIMSS. PIMSS will furnish to Customer and to properly authorized auditors, examiners, distributors, dealers, underwriters, salesmen, insurance companies, investors, and others designated by Customer in writing, such books, any and all records and reports at such times as are prescribed for each service in the Exhibits attached hereto. Customer agrees to examine or to ask any other authorized recipient to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein of which Customer then has any knowledge. PIMSS may at its option at any time, and shall forthwith upon Customer's demand, turn over to Customer and cease to retain in PIMSS' files, any and all records and documents created and maintained by PIMSS pursuant to this Agreement which are no longer needed by PIMSS in the performance of its services or for its protection.

         If not so turned over to Customer, such documents and reports will be retained by PIMSS for six years from the year of creation, during the first two of which the same shall be in readily accessible form. At the end of six years, such records and documents will be turned over to Customer by PIMSS unless Customer authorizes their destruction.


         5. PIMSS' DUTY OF CARE AND INDEMNIFICATION.

         (a) LIMITATION OF LIABILITY. (i) In the absence of gross negligence or intentional misconduct on its part, PIMSS shall not be liable for any action taken, suffered, or omitted by it (or any of its agents) or for any error of judgment made by it (or any of its agents) in the performance of its duties under this Agreement. In no event will PIMSS be liable for special, indirect, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if PIMSS has been advised of the possibility of such damages. Any liability of PIMSS will be limited in the aggregate to an amount equal to the fee paid by Customer during the preceding twelve (12) month period.

(ii) In the event any question or dispute arises with respect to PIMSS' duties hereunder, PIMSS shall not be required to act or be held liable or responsible for its failure or refusal to act until the question or dispute has been (i) judicially settled (and, if appropriate, PIMSS may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction that is binding on all parties interested in the matter and is no longer subject to review or appeal, or (ii) settled by a written document in form and substance satisfactory to PIMSS and Customer and executed by Customer. In addition, PIMSS may require for such purpose, but shall not be obligated to require, the execution of such written settlement by parties that may have an interest in the settlement.

(b) INDEMNIFICATION. Customer shall indemnify PIMSS and its agents for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement or this appointment, including the costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of the gross negligence or intentional misconduct of PIMSS or its agents.

(c) FORCE MAJEURE. Neither PIMSS nor its agents shall be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, fires, earthquakes, storms, floods, acts of God or similar occurrences.

         6. CONFIDENTIALITY. PIMSS will keep confidential all records and information provided by Customer or by the shareholders of the Account to PIMSS, except to the extent disclosures are required by this Agreement, are required by the Customer's Prospectus and Statement of Additional Information, or are required by a valid subpoena or warrant issued by a court of competent jurisdiction or by a state or federal agency or governmental authority.

         7. CUSTOMER INSPECTION. Upon reasonable notice, in writing signed by Customer, PIMSS shall make available, during regular business hours, all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by Customer or Customer's agents, including reasonable visitation by Customer or Customer's agents, including inspecting PIMSS' operation facilities. PIMSS shall not be liable for injury to or responsible in any way for the safety of any individual visiting PIMSS' facilities under the authority of this section. Customer will keep confidential and will cause to keep confidential all confidential information obtained by its employees or agents or any other individual representing Customer while on PIMSS' premises. Confidential information shall include (1) any information of whatever nature regarding PIMSS' operations, security procedures, and data processing capabilities, (2) financial information regarding PIMSS, its affiliates, or subsidiaries, and (3) any information of whatever kind or description regarding any customer of PIMSS, its affiliates or subsidiaries.

         8. RELIANCE BY PIMSS ON INSTRUCTIONS AND ADVICE; INDEMNITY. PIMSS and its agents shall be entitled to seek advice of Customer's legal counsel with respect to PIMSS' responsibilities and duties hereunder and shall in no event be liable to Customer for any action taken pursuant to such advice, except to the extent that Customer's legal counsel determines in its sole discretion that the rendering of advice to PIMSS would result in a conflict of interest.

         Whenever PIMSS is authorized to take action hereunder pursuant to proper instructions from Customer, PIMSS shall be entitled to rely upon any certificate, letter or other instrument or telephone call or Internet transaction reasonably believed by PIMSS to be genuine and to have been properly made or signed by an officer or other authorized agent of Customer, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of Customer or any other person authorized by Customer's Board of Trustees.

         Customer agrees to indemnify and hold PIMSS, its employees, agents and nominees harmless from any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to PIMSS' action or non-action upon information, instructions or requests given or made to PIMSS by Customer with respect to the Account.

         Notwithstanding the above, whenever Customer may be asked to indemnify or hold PIMSS harmless, Customer shall be advised of all pertinent facts arising from the situation in question. Additionally, PIMSS will use reasonable care to identify and notify Customer promptly concerning any situation, which presents, actually or potentially, a claim for indemnification against Customer. Customer shall have the option to defend PIMSS against any claim for which PIMSS is entitled to indemnification from Customer under the terms hereof, and in the event Customer so elects, it will notify PIMSS and, thereupon, Customer shall take over complete defense of the claim and PIMSS shall sustain no further legal or other expenses in such a situation for which indemnification shall be sought or entitled. PIMSS may in no event confess any claim or make any compromise in any case in which Customer will be asked to indemnify PIMSS except with Customer's prior written consent.

         9. MAINTENANCE OF DEPOSIT ACCOUNTS. PIMSS shall maintain on behalf of Customer such deposit accounts as are necessary or desirable from time to time to enable PIMSS to carry out the provisions of this Agreement.

         10. COMPENSATION AND REIMBURSEMENT TO PIMSS. For the services rendered by PIMSS under this Agreement, Customer agrees to pay to PIMSS the fees and expenses set forth on Exhibit B.

         11. TERMINATION. Either PIMSS or Customer may at any time terminate this Agreement by giving 90 days' prior written notice to the other.

         After the date of termination, for so long as PIMSS in fact continues to perform any one or more of the services contemplated by this Agreement or the Exhibits, the provisions of this Agreement, including without limitation the provisions of Section 8 dealing with indemnification, shall where applicable continue in full force and effect.

         12. REPRESENTATIONS AND WARRANTIES; REQUIRED DOCUMENTS.

             12.1     REPRESENTATIONS AND WARRANTIES OF PIMSS.

                  PIMSS represents and warrants to the Customer that:

                  (a) It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

                  (b) It is duly qualified to carry on its business in The Commonwealth of Massachusetts and the State of Nebraska.

                  (c) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement.

                  (d) It is empowered under all applicable laws and by its Articles of Organization and By Laws to enter into and perform this Agreement.

                  12.2     REPRESENTATIONS AND WARRANTIES OF CUSTOMER.

                  Customer represents and warrants to PIMSS and any of its agents (including Mellon Investor Services LLC, which is specifically entitled to rely upon such representations) that:

(a)the shares of the Trust issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any shares to be issued hereunder, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable; (b) the shares (other than shares issued to Pioneer Investment Management, Inc. in connection with the initial capitalization of the Customer) issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or such shares are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration; (c) any shares to be issued hereunder, when issued shall have been duly registered under the Securities Act of 1933, as amended, and such registration shall have become effective or shall be exempt from such registration; and shall have been duly registered under the Securities Exchange Act of 1934, as amended, or shall be exempt from such registration; (d) Customer has paid or caused to be paid all taxes, if any, that were payable upon or in respect of the original issuance of the shares issued and outstanding on the date hereof; (e) the execution and delivery of this Agreement, and the issuance and any subsequent transfer of the shares hereunder, do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Declaration of Trust or the By-Laws of Customer, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which Customer is a party or by which it is bound; (f) the execution and delivery of this Agreement does not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Declaration of Trust or the By-Laws of Customer, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which Customer is a party or by which it is bound; and this Agreement is enforceable against Customer in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally; and (h) Customer agrees to provide the such documentation and notifications as PIMSS shall reasonably request.

                  12.3      CUSTOMER DOCUMENT DELIVERY.

Customer shall promptly furnish to PIMSS the following:

                  (a) A copy of Customer's Agreement and Declaration of Trust and By-Laws and all amendments related thereto.

                  (b) A certified copy of the resolution of the Customer's Board of Trustees authorizing the appointment of PIMSS and the execution and delivery of this Agreement.

                  (c) A copy of Customer's Registration Statement and all amendments thereto.

         13. LIABILITIES OF THE CUSTOMER NOT OBIGATONS OF TRUSTEES OR SHAREHOLDERS. The parties to this Agreement acknowledge and agree that all liabilities arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, including without limitation, liabilities arising in connection with any agreement of Customer or its Trustees set forth herein to indemnify any party to this Agreement or any other person, shall be satisfied solely out of the assets of the Account and that no Trustee, officer or holder of shares of beneficial interest of Customer shall be personally liable for any of the foregoing liabilities. Customer's Agreement and Declaration of Trust describes in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest of Customer.

         14. MISCELLANEOUS. In connection with the operation of this Agreement, PIMSS and Customer may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by both parties and annexed hereto, but no such provision shall contravene any applicable federal and state law or regulation, and no such provision shall be deemed to be an amendment of this Agreement.

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether written or oral.

         If any provision or provisions of this Agreement shall be held invalid, unlawful or unenforceable, the validity, legality, and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired.

         This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, Customer and PIMSS have caused this Agreement to be executed in their respective names by their respective officers thereunto duly authorized as of the date first written above.

                                    PIONEER INVESTMENT MANAGMENT
                                    SHAREHOLDER SERVICES, INC.



                                    By: /s/ Peggy Schooley
                                           Peggy Schooley
                                           Chief Executive Officer and President


                                    PIONEER HIGH INCOME TRUST



                                    By: /s/ Vincent Nave
                                           Vincent Nave
                                           Treasurer

               EXHIBIT A - TO INVESTMENT COMPANY SERVICE AGREEMENT


                             SERVICES TO BE PROVIDED

Certain of the following services (marked with an asterisk below) may be provided by a sub-administrator to Customer.

ACCOUNT MAINTENANCE FUNCTIONS

o Opening new accounts
o Posting debits and credits
o Maintaining certificate history
o Placing and releasing stop transfer notations
o Consolidating accounts
o Coding accounts requiring special handling (e.g. "bad address," "do not mail," "VIP," etc.)
o Processing address changes
o Responding to shareholder correspondence
o Providing a toll-free phone number for shareholder inquiries
o Obtaining and posting Taxpayer Identification Number certifications pursuant to IDTCA regulations
o Maintaining inactive accounts for the purpose of research and tax reporting
o Closing (purging) inactive accounts that meet selective criteria
o Providing Customer's shareholders with on-line access to shareholder records
o Training on all aspects of the stock transfer system



SECURITY ISSUANCE FUNCTIONS
o Qualifying under the rules of the NYSE and NASDAQ/AMEX to act in the dual capacity as transfer agent and registrar
o Maintaining mail and window facilities for the receipt of transfer requests
o Maintaining and securing unissued certificate inventory and supporting documents
o Examining issuance or transfer requests to ensure that proper authority is being exercised
o Verifying (to the extent possible) that surrendered certificates are genuine and have not been altered
o Verifying that original issuances are properly authorized and have necessary regulatory approval
o In connection with requests for transfer, verifying that shares issued equal the amount surrendered
o Place and remove stop orders on shares
o Verifying that no stop orders are held against shares submitted for transfer
o Issuing and registering new securities
o Recording canceled and issued securities
o Canceling surrendered certificates
o Delivering completed transfers
o Processing restricted and legal transfers upon presentment of appropriate supporting documentation
o Preparing daily transfer or management summary journals
o Replacing lost, destroyed or stolen certificates provided that PIMSS or its agent is in receipt of (a) evidence acceptable to it of the loss, theft or destruction, and (b) a surety bond acceptable to PIMSS or its agent sufficient to indemnify and hold it and Customer harmless (charge imposed on shareholder)


PROXY AND ANNUAL MEETING FUNCTIONS*
o  Assisting in annual meeting planning
o  Processing and mailing proxy material and Annual Report
o Tabulating physical proxies (both scanner and manual) returned by shareholders
o  Identifying shareholders who will attend the Annual Meeting
o  Providing Inspector(s) of Election for the Annual Meeting
o  Supporting efforts of any proxy solicitor
o  Preparing certified list of record date holders
o  Preparing report of final vote
o  Providing remote access to proxy tabulation system
o Maintaining an automated link with (i) DTC to redistribute record date Cede & Co. share positions to participants and (ii) ADP to receive transmissions of broker votes
o  Processing omnibus proxies for respondent banks

CASH DIVIDEND DISBURSEMENT FUNCTIONS

o Up to four quarterly dividends per fiscal year
o Preparing and mailing checks
o Reconciling checks
o Preparing payment register in list form
o Withholding and filing taxes for non-resident aliens and others
o Filing federal tax information returns o Processing "B" and "C" notices received from the IRS
o Mailing required statements (Form 1099-DIV or Form 1042) to registered holders
o Maintaining stop payment files and issuing replacement checks
o Maintaining separate dividend addresses
o Receiving, verifying and posting funds to cover entire dividend distribution on mailing date of checks

DIVIDEND REINVESTMENT SERVICES

o Opening and maintaining participant accounts
o Processing reinvestment and optional cash payments
o Preparing participant statements of account, after each transaction, showing activity for current period o Processing liquidations and terminations according to plan specifications
o Providing periodic investment reports to Customer
o Preparing Form 1099-B to report sale proceeds

ESCHEATMENT SERVICES

o Taking all necessary steps to establish compliance with the unclaimed property requirements of all jurisdictions that may have a claim on escheatable property held by [PIMSS] [Customer]
o Identifying specific records and property subject to reporting based upon current state statutes, rules, and regulations
o Executing state mandated due diligence mailings for lost property owners as required, organizing records into acceptable formats for reporting, and remitting property due each state when and as required
o Obtaining penalty and interest release agreements and indemnification from future claim agreements (on property remitted) from the states that offer such agreements
o Identifying all property that has become escheatable since the last filing date
o Reviewing the applicable state regulations to determine if there have been any changes in reporting procedures
o Reporting and remitting to each state when and as required
o Executing a mailing to all accounts with uncashed checks or RPO certificates as required by state laws
o Executing SEC mandated lost shareholder database searches

OTHER SERVICES  (OPTIONAL SERVICES - SUBJECT TO ADDITIONAL FEES)*:

o ACH, Direct Deposit Services
o Bank/Broker Distributions
o Cash Dividends
o Confidential Proxy Voting
o Corporate Stock Buy-Backs
o Custodial Services
o Direct Purchase & Dividend Reinvestment Services
o Direct Registration System/Profile Services
o Dividends - special dividends (allowance of twelve yearly)
o Solicitation, processing and maintenance of consents for electronic distribution of materials
o Electronic distribution of material
o Electronic Proxy Voting (e.g. telephone, internet, intranet)
o Employee Stock Option Plan administration
o Employee Stock Purchase Plan Administration
o Escrow Services
o Exchanges or Tender Offers
o Foreign Tax Re-claim
o Solicitation, processing and maintenance of consents for delivery of materials to households
o Logistics services including document transportation, fulfillment, printing and media placement
o Mailing Quarterly or Periodic Reports
o Maintaining Mail Lists
o Odd-Lot Programs
o Proxy Solicitation
o Secondary Offerings or Closings
o Special Meetings
o Standby Rights Agency
o Stock Splits and Stock Dividends
o StockWatch (beneficial owner identification)
o Subscription Agent Services
o Survey Tabulation
o Warrant Agency

                                    EXHIBIT B

                                  SERVICE FEES

MONTHLY ADMINISTRATIVE FEE                                                                     $2,000
The above fee will be charged for all services listed in Exhibit B and will be subject to the following allowances:


             Number of active accounts maintained                                                1000
             Number of  mailings per year (including one enclosure)                                 4
             Number of reports or analyses                                                          5
             Number of lists or labels                                                              5
             Number of Inspectors of Election                                                       1
             Number of respondent bank omnibus proxies                                             10
             Number of certificates issued and book-entry credits                                 250
             Number of book-entry debits                                                          500
             Number of monthly shareholder calls handled via CSR                                   15
             Number of monthly shareholder calls handled via IVR                                   30
             Number of monthly Investor ServiceDirect transactions                                100
             Number of correspondence items per month                                              10
             Number of due diligence mailings to "lost" shareholders                              250

To the extent the above allowances are exceeded or activities occur, the following unit fees will apply:

             For each active account maintained (per year)                                      $5.25
             For each inactive account maintained                           40% of active account fee
             For each option or restricted item processed                                      $25.00
             For each legal item processed                                                     $50.00
             Mailings                                                                    See Attached
             Lists / Labels / Analyses                                                   See Attached
             For each additional Inspector of Election                                      $1,500.00
             For each respondent bank omnibus proxy                                           $100.00
             For each DWAC delivery                                                            $25.00
             For each certificate issued or cancelled                                           $2.00
             For each book-entry credit or debit posted                                         $1.50
             For each shareholder telephone call via CSR                                        $5.25
             For each shareholder telephone call via IVR                                        $1.50
             For each correspondence responding to a shareholder                               $15.00
             For each Investor ServiceDirect transaction                                        $1.50
             For each stop maintained on a lost certificate (per month)                         $0.05
             For each stop removed from a lost certificate                                      $0.05
             For each stop placed on or removed from a restricted security                     $50.00

FOR THE PURPOSES OF THIS AGREEMENT THE FOLLOWING DEFINITIONS APPLY:
1. Investor Service Direct (ISD) transactions will include any shareholder transaction initiated through ISD including, but not limited to, the following:

o        Purchasing or selling shares
o        Duplicate 1099 requests
o        Updating or changing consent to electronic delivery
o        Forms or document requests
o        Taxpayer certification
o        Certificate issuance
o        Update dividend reinvestment selection
o        Duplicate book entry statement
o        PIN change

2. Active and Inactive accounts will be defined as follows:

o Active accounts are defined as accounts with a share balance greater than zero or outstanding cash balances or taxable income that has not yet been reported to the Internal Revenue Service.
o Inactive accounts are defined as accounts with a share balance equal to zero and no outstanding cash balances and no taxable income to be reported to the Internal Revenue Service.


                  DIVIDEND REINVESTMENT PLAN - SCHEDULE OF FEES

----------------------------------------------- -------------------------- --------------------------- ------------------------
                   FEE ITEM                                        AMOUNT                              PAID BY
----------------------------------------------- -------------------------- --------------------------- ------------------------
Plan establishment fee                                          $5,000.00                              Customer

Annual program administration fee                              $10,000.00                              Customer

Fulfillment processing - mail                                       $1.25         Per request          Customer
                                    -internet                       $5.00         Per request          Customer

Reinvestment of Monthly dividend
     Per dividend                                   $1.60  / 5% of div to       per participant        Customer
                                                             max of $3.50

     Reinvestment trading fee                                       $0.03          Per share           Participant

Purchase of shares with additional investment
     By check                                                       $5.00       Per transaction        Participant *
     By individual  debit of bank account                           $3.50       Per transaction        Participant *
     By automatic debit of bank account                             $2.00       Per transaction        Participant *
         Trading fee                                                 $.03          Per share           Participant *

Employee file purchases                                             $1.60         Per account          Customer*
       For each payroll site                                      $100.00      Per file per cycle      Customer

Sale of shares - full or fractional                                $15.00       Per transaction        Participant
     Trading fee                                                     $.12          Per share           Participant

Safekeeping                                                     No charge

Duplicate statement - prior year                                   $20.00         Per request          Participant

Insufficient funds or rejected automatic debit                     $35.00      per check or debit      Participant

Other services including but not limited to:             Per Stock Transfer Agency Contract             Customer
     Certificate Issuance
     Transfer of shares
Out of pocket expenses including but not                             As incurred                        Customer
limited to:
     800 number
     Forms/brochures
     Postage


                            LISTS / LABELS / ANALYSES

                                  FEE SCHEDULE


LISTS
     PER NAME LISTED                                        $0.05


LABELS

     Per label printed                                      $0.05


ANALYSES

     Per name passed on data base                           $0.02

     Per name listed in report                              $0.05


(Minimum charge for each of the above services will be $500.)



                                MAILING SERVICES

                                  FEE SCHEDULE


ADDRESSING

     Addressing mailing medium (per name)                   $0.05


AFFIXING

     Affixing labels (per label)                            $0.04


INSERTING

     Inserting Enclosures (Machine)

         1st Enclosure (per piece)                          $0.05

         2nd Enclosure (per piece)                          $0.04

         Each Enclosure thereafter (per piece)              $0.03

     Inserting Enclosures (Manual)

         Charge will be determined based on analysis of work to be performed.


 (Minimum charge for any mailing will be $500.)


EXPENSES AND OTHER CHARGES


FEES AND OUT OF POCKET EXPENSES: The cost of stationery and supplies, including but not limited to transfer sheets, dividend checks, envelopes, and paper stock, together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP and tape charges from DTC are billed in addition to the above fees. All charges and fees, out of pocket costs, expenses and disbursements of PIMSS or its agents are due and payable by Customer upon receipt of an invoice from PIMSS.

With respect to any shareholder mailing processed by PIMSS or its agents, Customer shall, at least one business day prior to mail date, provide immediately available funds sufficient to cover all postage due on such mailing. For any dividend mailing, Customer shall, at least one business day prior to the mail date, also provide immediately available funds sufficient to pay the aggregate amount of dividends to be paid.

If Customer participates in the Direct Registration System, PIMSS or its agent will provide a "sell" feature for liquidation of book-entry shares held on behalf of a shareholder. Upon receipt of a sell request by the registered shareholder, Mellon Bank, N.A. will process the request and remit the proceeds to the shareholder in the form of a check (less the appropriate fees). The charge for each such sale is $15.00 plus $0.12 per share or, if applicable, the fees quoted in the Customer's stock purchase and / or dividend reinvestment plan.


OFFERING ADMINISTRATION FEE: A minimum fee of $5,000 will be imposed for activities associated with initial public offerings (IPO's), secondary offerings and / or closings. The fee covers the coordination of efforts necessary between PIMSS, its agents, the Customer's underwriters, the banknote company and DTC in order to effect the closing. This fee will cover the issuance of up to 200 certificates and /or book-entry credits. Certificates and / or book-entry credits over this amount will be billed at $2.00 each. This fee is in addition to any fees PIMSS or its agents may charge for coordination of selling shareholders, custody services and / or escrow services.


LEGAL, TECHNOLOGICAL EXPENSES: Certain expenses may be incurred in resolving legal matters that arise in the course of performing services hereunder. This may result in a separate charge to cover PIMSS' agent's expenses (including the cost of external or internal counsel) in resolving such matters. Customer agrees to reimburse PIMSS' agents for such expenses provided that any legal expenses charged to the Customer relate directly and solely to Customer legal matters and shall be reasonable.

In the event any federal regulation and/or state or local laws are enacted which require PIMSS or its agents to make any technological improvements and/or modifications to its current system, Customer shall compensate PIMSS, on a pro rata basis proportionate to the Customer's registered shareholder base, for reasonable costs associated with making such required technological improvements and/or modifications; provided that PIMSS use its best efforts to seek Customer's approval at least 120 days' in advance of any such, such approval not to be unreasonably withheld.


RECORD STORAGE:  Monthly fee of $2.50 per box, with a minimum charge of $50.00.


LOST SHAREHOLDER SERVICES: A fee of $3.00 will be charged for each lost account searched per database searched. A fee of $2.50 will be charged per account for each state mandated due diligence mailing.


OTHER SERVICES: Fees for any services provided to Customer by or on behalf of PIMSS hereunder that are not set forth in EXHIBIT A hereto or in this EXHIBIT B will be based on PIMSS' or its agent's standard fees at the time such services are provided or, if no standard fees have been established, an appraisal of the work to be performed.